UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2019

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway Suite 2240 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Steve Elms

Effective August 6, 2019, the board of directors (the “Board”) of Marker Therapeutics, Inc. (the “Company”) appointed Steve Elms to serve as a director of the Company.  Mr. Elms’ term will expire at the 2020 annual meeting of stockholders, and he will serve as a member of the audit committee and nominating and governance committees of the Board.

There is no arrangement or understanding between Mr. Elms and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Elms and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Mr. Elms requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Elms is set forth below:

Steve Elms, age 55, is Managing Partner of Aisling Capital LLC, a private equity firm. He joined Aisling Capital LLC in 2000 from the life sciences investment banking group of Chase H&Q (formerly Hambrecht and Quist Group Inc.) where he was a principal. Mr. Elms has served as chairman of the board of directors of ADMA Biologics, Inc. since 2007 and as a member of the board of directors of Zosano Pharma Corp. since May 2018. He previously served as a member of the boards of directors of Ambit Biosciences Corp. from 2001 to 2014 and LOXO Oncology from July 2013 to February 2019. Mr. Elms received his B.A. in Human Biology from Stanford University and his M.B.A. from the Kellogg Graduate School of Management at Northwestern University. The Board believes that Mr. Elms’ background in financial services and extensive experience in the pharmaceutical and healthcare industries qualify him to serve on the Board.

In accordance with the Company’s non-employee director compensation policy, upon commencement of his service as a director, Mr. Elms was granted an initial option grant to purchase 12,500 shares of the Company’s common stock, which will vest in equal monthly installments over a two-year period such that the option is fully vested on the second anniversary of the date of grant, subject to Mr. Elms’ continuous service through such vesting date.  Additionally, Mr. Elms will be entitled to receive an $80,000 annual retainer, $40,000 of which will be payable quarterly and $40,000 of which will be payable in restricted stock at the next annual meeting of stockholders, all subject to Mr. Elms’ continuous service through such payment dates, for his service on the Board.  Mr. Elms has also entered into the Company’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On August 6, 2019, the Company issued a press release announcing the appointment of Mr. Elms to the Board.

The information in this Item 7.01 of this Current Report on 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: August 6, 2019	By:	/s/ Anthony Kim
Anthony Kim
Chief Financial Officer